CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Rydex Series Funds' Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Rydex Series Funds' Statements of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 93 to File No. 033-59692; Amendment No. 93 to File No. 811-07584) of the Rydex Series Funds of our reports dated May 28, 2009 on the financial statements and financial highlights of the Rydex Series Funds included in the March 31, 2009 Annual Reports to shareholders.

                                                           /s/ ERNST & YOUNG LLP

McLean, Virginia
July 29, 2009